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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated March 27, 2015, with respect to the consolidated financial statements of Veritex Holdings, Inc. and subsidiary contained in the Registration Statement. We consent to the use of the aforementioned report in the Registration statement, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Dallas, Texas
May 29, 2015

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  Exhibit 23.1